Statement of Work Agreement

AgEagle Aerial Systems Inc.
Corporate Headquarters
8863 E. 34th Street North
Wichita, Kansas 67226

As previous discussed at our previous meeting, Mark DiSiena will provide the following services:

Scope: Recurring CFO services provided under **Appendix A**

Fee: Flat hourly fee of **$250/hour** (no minimum). Travel paid by client. W-9 to be provided

Not to Exceed: Mark DiSiena will obtain written permission to work over 40 hours per week

Termination Notice: 10 business days

Payment Terms: net 15; monthly invoice to be provided by Mark DiSiena

NDA: To be provided by AgEagle

Conflict of Laws: Agreement is governed by the laws of the State of Arizona

Appreciate the opportunity to serve you and this Agreement accurately reflects our mutual understanding of the terms.

Mark DiSiena 9/27/2023
____
Mark DiSiena (date)

Brett Mooney 9/27/2023
____
AgEagle (date)

APPENDIX A

Finance (CFO) Perspective

- Strategy meetings with senior Management
- Audit prep, manage audit, prepare memos
- SEC Filings
- Optimize FP&A
- Manage Cap Table
- Control Matrix
- Investor relations
- Update budget, forecast, cashflow modeling
- WACC - Debt vs Equity Financing
- Cash management
- Manage bank covenants and debt, if any
- Produce financials reports and KPIs that will guide Management, Board members and Investors
- Create a budget from the business plan in relation to actual numbers to monitor the business
- Begin creation of consolidating financial statement with monthly, quarterly and year-to-date financials (subsidiary management)
- Create consolidation worksheet
- Create financial prospectus for Investors, Leasers, Banks, Investors
- Work with all legal entities
- Review and analyze potential acquisitions
- Communication with Board of Directors regarding all financial matters

Accounting (CAO) Perspective

- Setup and document workflow processes based on best practices
- Make Certain Revenue, COGS and Capitalization are GAAP compliant
- Document and create policies for Revenue Recognition (memo writing)
- Review expenses for consistency, to smooth out earnings over time
- Reconcile cash accounts to bank on a monthly basis
- Book Assets to Balance Sheet and carry amortization
- Reconciliations
- Pay bills timely
- Collect revenue timely
- Completed review of Prepaid, Accruals and related expenditures (inter-period transactions)
- Review controlled AP process to safeguard cash and expenditures (Purchase Orders, Expense Voucher, Check processing method, and audit trail)
- Book any debt and consider the ST portion of LT debt
- Review of capital structure and reflect that in the Equity section of financials
- Document and flowchart control processes (particularly conforming to Sarbanes Oxley Act or SOX Compliant - even on a lite basis to start)
- Prepare a monthly Accounting Close Checklist to be used going forward
- Create central depository of back up for Auditors that will house the audit trail
- Work with Auditors for annual audit
- Support Controller (roll up sleeves where needed and requested)

Corporate Development Perspective

- Board meeting with Minutes to be filed
- Review taxes due (past and present)
- Monitor consultants and respective 1099
- Centralize all documents
- Trademarks
- Compliance review

Other:

- Simplify complexities and streamline processes.
- Institute best practices for Finance organization and rest of company
- NetSuite review and recommend new SaaS in initiatives to increase productivity